Exhibit 99.1

STONEGATE MORTGAGE CORPORATION STOCKHOLDERS APPROVE ACQUISITION BY HOME POINT FINANCIAL

INDIANAPOLIS, IN., April 27, 2017 – Stonegate Mortgage Corporation (NYSE: SGM) (“Stonegate Mortgage”) today announced that its stockholders overwhelmingly approved all proposals relating to the pending acquisition of Stonegate Mortgage by Home Point Financial Corporation (“Home Point Financial”) at a special meeting of Stonegate Mortgage’s stockholders held earlier today. Holders of 99% of Stonegate Mortgage shares present and voting at the special meeting voted in favor of a proposal to adopt the merger agreement with Home Point Financial.

As previously announced on January 27, 2017, Stonegate Mortgage and Home Point Financial entered into a definitive merger agreement pursuant to which Home Point Financial will acquire Stonegate Mortgage for $8.00 per share in cash. Approval by Stonegate Mortage’s stockholders is a condition to closing of the transaction. The transaction remains subject to certain other customary approvals and is expected to close by the end of the second quarter of 2017.

About Stonegate Mortgage

Founded in 2005, Stonegate Mortgage is a leading, publicly traded, mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service and commitment to technology have positioned the firm as a leading provider in the housing finance market. For further information about Stonegate Mortgage, please visit www.stonegatemtg.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed merger between Stonegate Mortgage and Home Point Financial, the anticipated timing of the transaction and the business of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this press release, including, but not limited to: the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect Stonegate Mortgage’s business and the price of Stonegate Mortgage common stock; required governmental approvals of the proposed merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule; the parties to the merger agreement may fail to satisfy other conditions to the completion of the proposed merger, or may not be able to meet expectations regarding the timing and completion of the proposed merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Stonegate Mortgage’s business relationships, operating results, and business generally; risks that the proposed merger disrupts current plans and operations of Stonegate Mortgage and potential difficulties in Stonegate Mortgage’s employee retention as a result of the proposed merger; risks related to diverting management’s attention from Stonegate Mortgage’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Stonegate Mortgage related to the merger agreement or the proposed merger; the amount of the costs, fees, expenses and other charges related to the proposed merger; the impact of changes in interest rates; and political instability. For additional factors that could materially affect our financial results and our business generally, please refer to Stonegate Mortgage’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Stonegate Mortgage undertakes no obligation to revise these statements following the date of this press release, except as required by law.

For inquiries, please contact:

Michael McFadden

Email: michael.mcfadden@stonegatemtg.com

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